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                                                                   EXHIBIT 10.1

                            IDEXX LABORATORIES, INC.

                            1999 DIRECTOR STOCK PLAN

                            (AS OF FEBRUARY 17, 1999)

     1.   PURPOSE

          The purpose of this 1999 Director Stock Plan (the "Plan") of IDEXX Laboratories, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

     2.   ADMINISTRATION

          The Board of Directors shall supervise and administer the Plan. Grants of stock awards under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any awards issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

     3.   PARTICIPATION IN THE PLAN

          Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

     4.   STOCK SUBJECT TO THE PLAN

          The maximum number of shares which may be issued under the Plan shall be 80,000 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), subject to adjustment as provided in Section 8 of the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     5.   DELIVERY AND TRANSFERABILITY OF AWARDS

          (a) GRANT DATES AND AMOUNT. Following approval of the Plan by the stockholders of the Company, upon the date of each annual meeting of stockholders, including the date of the annual meeting of stockholders at which the Plan is approved and adopted, the Company shall award to each eligible director continuing in office after, or elected at, such meeting 2,000 shares of Common Stock. In addition, in the case of any eligible director who is elected other than at an annual meeting, the Company shall award to such director upon his or her election the number of shares of Common Stock determined by the following formula:

    2,000 x (365 less the number of days elapsed since last annual meeting)
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                                       365


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          (b) CONSIDERATION. To the extent required by Delaware law, the Board of Directors may require a recipient of shares of Common Stock under the Plan to pay an amount equal to the par value per share for each share of Common Stock received under the Plan.

          (c) REGISTRATION OF SHARES. Common Stock to be delivered to an eligible director under the Plan will be registered in the name of the director.

          (d) ASSIGNMENTS. The rights and benefits under the Plan may not be assigned.

          (e) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan until (i) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (ii) the recipient of such shares has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     6.   TIME FOR GRANTING AWARDS

          All awards for shares subject to the Plan shall be granted, if at all, not later than the fifth annual meeting of stockholders after the meeting of stockholders at which the Plan is approved by the Company's stockholders.

     7.   NO RIGHT TO CONTINUE AS A DIRECTOR.

          Neither the Plan, nor the granting of an award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a director will hold office with the Company for any period of time.

     8.   CHANGES IN COMMON STOCK.

          If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares reserved for issuance under the Plan and in the number and kind of shares awardable under the Plan pursuant to
Section 5(a) after the date of such event.


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     9.   AMENDMENT OF THE PLAN

          The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 8), change the designation of the class of directors eligible to receive awards, or otherwise materially increase the benefits accruing to directors under the Plan.

     10.  NOTICE

          Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

     11.  GOVERNING LAW

          The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

     Approved by the Board of Directors on February 17, 1999.

     Approved by the stockholders on May 19, 1999.


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